Exhibit 99.1

13785 Research Boulevard, Suite 150, Austin, Texas 512.275.0072

FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Launch of Proposed Follow-on Offering of Common Stock

AUSTIN, TX (June 4, 2019) — Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for banking and lending, today announced that it has commenced a roadshow to market its common stock in connection with its proposed follow-on public offering. Q2 and certain of its stockholders are proposing to sell an aggregate of 2,150,000 shares, consisting of 2,030,000 shares to be offered by Q2 and 120,000 shares to be offered by the selling stockholder. In addition, the underwriters will be granted a 30-day option to purchase up to 322,500 additional shares from Q2.

J.P. Morgan, Morgan Stanley and Stifel are serving as joint book-running managers for the offering.

Concurrently with the proposed public offering of common stock, the Company is offering to qualified institutional buyers, in an offering exempt from registration under the Securities Act of 1933, as amended, $200,000,000 aggregate principal amount of convertible senior notes due 2026, which we refer to as the notes, or a total of $230,000,000 aggregate principal amount of notes if the initial purchasers in the concurrent notes offering exercise in full their 13-day option to purchase additional notes. The public offering of common stock is not contingent upon the consummation of the concurrent notes offering, and the concurrent notes offering is not contingent upon the consummation of the public offering of common stock.

The Company intends to use the net proceeds from the equity offering, together with the net proceeds from the note offering, for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions; however, the Company has not designated any specific uses and has no current agreements with respects to any material acquisition or strategic transactions.

A registration statement relating to the offering of common stock was filed with the Securities and Exchange Commission on June 3, 2019 and is effective. The offering of common stock will be made only by means of a prospectus supplement and accompanying prospectus. Copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained from: J.P. Morgan Securities LLC, c/o: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at (866) 803-9204; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, or by telephone at (415) 364-2720.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, the

13785 Research Boulevard, Suite 150, Austin, Texas 512.275.0072

Company is under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the planned offering, such uncertainties and circumstances include whether the Company will offer the common stock or consummate the offering and the concurrent private placement of notes, and the use of the net proceeds from the equity offering and concurrent notes offering. Various factors could also adversely affect the Company’s operations, business or financial results in the future and cause the Company’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission and available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2ebanking.com/.

About Q2 Holdings, Inc.

Q2, a financial experience company headquartered in Austin, Texas, builds stronger communities by strengthening the financial institutions that serve them. We empower banks, credit unions and other financial services providers to be the ever-present companion on an account holder’s financial journey—helping our customers unlock new opportunities, grow their businesses and improve efficiencies.

MEDIA CONTACT:	INVESTOR CONTACT:
Kathleen Lucente	Josh Yankovich
Red Fan Communications	Q2 Holdings, Inc.
O: (512) 551-9253 / C: (512) 217-6352	O: (512) 682-4463
kathleen@redfancommunications.com	josh.yankovich@q2ebanking.com

###